Exhibit 3.3

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATION OF INCORPORATION

Kaire Holdings, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors was held on January 31 , 2002, and resolutions were duly adopted setting forth a proposed amendment of the Certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " FOURTH" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue nine hundred million (900,000,000). All such shares are of one class and are shares of common stock.

No holder of any shares of the stock of the corporation, ., corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section  242  of  the  General  Corporation  Law  of  the  State  of  Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Owen Naccarato has caused this certificate to be signed by, Steven Westlund, an Authorized Officer, the 31st day of January, 2002.

                         BY: /s/ Steven Westlund
                                 ---------------
                         TITLE OF OFFICER:  Chief Executive Officer


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